TRIPLE NET HOSPITAL AND MEDICAL
                              OFFICE BUILDING LEASE


                                     between

                     PACIFIC COAST HOLDINGS INVESTMENT, LLC
                                   (Landlord)

                                       and

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                                    (Tenant)
                    ----------------------------------------


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

                 TRIPLE NET HOSPITAL AND MEDICAL OFFICE BUILDING
                                      LEASE

      THIS TRIPLE NET HOSPITAL AND MEDICAL OFFICE BUILDING LEASE (the "Lease") is made as of the 7th day of March 2005 by and between Pacific Coast Holdings Investment, LLC, a California limited liability company ("Landlord") and Integrated Healthcare Holdings, Inc. a Nevada corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

      A. Tenant is acquiring from Tenet Healthcare System the Property described below pursuant to a certain Asset Sale Agreement incorporated by reference herein ("Tenet Transaction"). Concurrent with the closing of the Tenet Transaction, Tenant is transferring the Property to Landlord whereupon Landlord shall lease back the Property to Tenant on the terms and conditions set forth herein.

      B. Upon the closing of the Tenet Transaction, Landlord shall be the owner of the Property consisting of hospital properties ("Hospital Properties") and medical office buildings and a long term acute care facility (collectively "MOB Properties") more particularly described in Exhibit "A" attached hereto together with the buildings, improvements and fixtures (hereinafter collectively referred to as the "Property").

      C. Tenant is willing to lease the Property from Landlord and Landlord is willing to lease the Property to Tenant on the terms and conditions set forth in this Lease.

      NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                      TERMS

      1.1 Hospital Properties Lease Term. The term of this Lease for the Hospital Properties shall be for approximately twenty-five (25) years, commencing March 8, 2005 (the "Commencement Date") and which shall terminate on February 28, 2030.

      1.2 Option To Renew Hospital Properties Lease Term. Landlord hereby grants to Tenant the option to extend the term of this Lease for the Hospital Properties (the "Option") for one (1) additional term of twenty-five (25) years commencing when the initial term expires (the "Option Period") upon each and all of the following terms and conditions:

            (a) This lease shall automatically renew for the Option Period unless Tenant gives to Landlord, and Landlord actually receives, on a date which is at least six (6) and not more than nine (9) months prior to the date that such Option Period would commence (if exercised), a written notice that Tenant has declined to exercise of the Option to extend this Lease. If said notification of the exercise of the Option is not so given and received, the Option shall automatically renew as herein provided.

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

            (b) Tenant shall not be in breach of this Lease at the time of exercise of each of the Options.

            (c) All of the terms and conditions of the Lease except where specifically modified by this Option shall apply.

      1.3 MOB Properties Lease Term. The term of this Lease for the MOB Properties shall be for approximately one (1) year, commencing March 8, 2005 (the "Commencement Date") and which shall terminate on February 28, 2006.

                                   ARTICLE II
                                      RENT

      2.1 Joint Financing. Landlord and Tenant are both sophisticated entities. Tenant has requested and Landlord has agreed to permit Tenant to use the Property as collateral for the purposes of joint financing of the Property and Tenant's business operation for an initial period of time and, subject to the terms herein, the operations of Tenant and the Property. Tenant's obligation for base rent ("Base Rent") payments shall be set in relationship to said financing.

      2.2 Initial Financing. Tenant has arranged for an initial financing ("Initial Financing") in the form of a loan with interest at the rate of Fourteen percent (14%) per annum in the amount of Eighty Million Dollars ($80,000,000) of which Thirty Million Dollars ($30,000,000) will be in the form of an operating loan ("Operating Loan") and Fifty Million Dollars ($50,000,000) will be in the form of a real estate loan ("Real Estate Loan"). In addition Tenant may borrow additional funds against accounts receivable ("A/R Financing"). The Operating Loan, the Real Estate Loan and the A/R Financing will be secured by both the Property and Tenant's operations.

      2.3 Refinancing. Tenant and Landlord agree that the Initial Financing should be replaced as soon as practical but in any event within two (2) years of the Commencement Date of the lease term Tenant and Landlord covenant and agree to work cooperatively to secure said refinancing meeting the following criteria:

                  (a) The refinancing shall be provided by an institutional lender in an arms length transaction.

                  (b) The refinancing shall not exceed One Hundred Million Dollars ($100,000,000) of which not more than Fifty Million Dollars ($50,000,000) will be a Real Estate Loan.

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

                  (c) The terms of said refinancing shall not impair the financial viability of either Tenant or Landlord.

                  (d) Neither Landlord, nor any of Landlord's members shall be required to assume any personal liability or obligation for said refinancing. The sole recourse of the lender shall be to the Property and the Tenant's assets.

                  (e) The loan shall be at commercially reasonable rates and upon commercially reasonable terms including reasonable amortization of principal.

                  (f) The loan will not include any contingent interest provisions or any payments other than interest upon a principal sum.

                  (g) The loan shall not limit the sale or transfer of all or portions of the Property or of interests in Landlord for a period greater than five (5) years.

      2.4 Cross Payment Duties. So long as the Real Estate Loan, Operating Loan and/or A/R Financing are cross collateralized, Tenant shall have an obligation and duty to Landlord to pay when due all sums coming due under the Operating Loan and A/R Financing and to otherwise fully comply with all terms and conditions of the Operating Loan and A/R Financing and Landlord shall have an obligation and duty to Tenant to pay when due all sums coming due under the Real Estate Loan and to otherwise fully comply with all terms and conditions of the Real Estate Loan.

      2.5 Information and Notices. Tenant shall provide copies to Landlord of all notices, reports, information and communications received from or provided to any lender.

      2.6 Time Limit on Cross Collateralization. Five (5) years after the Commencement Date, Landlord shall have the right to terminate the cross collateralization of Operating Loan and A/R Financing with the Real Estate Loan and to refinance the Real Estate Loan as provided in Section 2.13.

      2.8 Base Rent Definitions. The following definitions shall apply to the determination of Base Rent:

                  (a) Principal Sum. The "Principal Sum" is Fifty Million Dollars ($50,000,000).

                  (b) Cost of Landlord's Principal Sum. The "Cost of Landlord's Principal Sum" is the average annual interest rate charged on loan secured by the first lien Deed of Trust (or Mortgage) on the Property for the preceding month, as the same may vary from time to time.

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

                  (c) Landlord's Spread. The "Landlord's Spread" for the first one (1) year of the lease term is the difference between Twelve percent (12%) per annum and the annual interest rate (which may vary monthly) of the Real Estate Loan but in no event more than Two and One-Half percent (2 1/2 %) per annum, thereafter "Landlord's Spread" is Two and One-Half percent (2 1/2%) over the Cost of Landlord's Principal Sum.

                  (d)      Amortization Expense. Commencing on the earlier of
                           (i) the refinancing contemplated by Section 2.3 hereof or (ii) two (2) years following the Commencement Date, the "Amortization Expense" shall be the annual sum of Two Million Five Hundred Thousand Dollars ($2,500,000) until such time as a total Amortization Expense of Fifty Million Dollars ($50,000,000) has been paid.

                  (e) Consumer Price Index. "Consumer Price Index" or "CPI" shall refer to the "Consumer Price Index, Los Angeles-Long Beach-Anaheim Average, All Items (1982-1984=100)" as published by the United States Department of Labor, Bureau of Labor Statistics ("Bureau"). In the event that the Bureau shall cease to publish said Consumer Price Index, then the national index shall apply and if the national index is no longer published, then the successor or most nearly comparable index thereto shall be used as determined by Landlord.

         2.9 Hospital Properties Base Rent Calculation. The monthly Hospital Properties Base Rent shall equal the Principal Sum multiplied by the sum of the Cost of the Landlord's Principal Sum plus the Landlord's Spread the product of which shall be added to the Landlord's Amortization Expense, then divided by twelve (12). Set forth as a formula this calculation is as follows:

Monthly Base Rent =
            [Principal Sum x (Cost of Landlord's Principal Sum +Landlord's Spread)] + Amortization Expense
                                                     12

      2.10 Hospital Properties Base Rent Market Adjustment. On each five (5) year anniversary of the Commencement Date the Hospital Base Rent shall be increased (but not decreased) to an amount equal to the then current fair market rental rate, but in no event increased by more than Five percent (5%) over the preceding month's Hospital Base Rent (provided however that such time as the Amortization Payment is no longer being made the Five percent (5%) limitation shall cease to apply). Commencing not less than ninety (90) days prior to each fifth (5th) anniversary of the Commencement Date, Landlord and Tenant shall attempt to agree on the fair market rental rate for the Hospital Properties. If

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

Landlord and Tenant are not able to agree to the fair market rental rate within thirty (30) days, Landlord and Tenant shall each choose an independent, licensed real estate broker, with not less than five (5) years experience in leasing healthcare related facilities including hospitals. The two real estate brokers so appointed shall appoint a third real estate broker, similarly qualified. Each broker shall independently determine the fair market rental rate. The three rates so determined will be averaged. The rate determined by the brokers which varies the most from the average shall be discarded and the two remaining values and the average value shall be averaged and said second average shall constitute the fair market rental rate. Each party shall bear the costs of the real estate broker appointed by that party and the parties shall equally divide the costs of the third real estate broker. Notwithstanding the provisions of this Section 2.10, if at any time the monthly Hospital Base Rent determined in accordance with Section 2.9 hereof would exceed the monthly Hospital Base Rent determined in accordance with this Section 2.10, then this Section 2.10 shall be discarded and the monthly Hospital Base Rent shall be determined in accordance with
Section 2.9.

      2.11 MOB Properties Base Rent Calculation. The monthly MOB Properties Base Rent shall equal the rent received from tenants of the MOB Properties, less the actual monthly costs to operate said MOB Properties, and also less a monthly charge for insurance and real property taxes equal to one-twelfth (12th) the estimated annual cost thereof. In the event the estimated monthly charge for insurance and real property taxes is in error at the end of the lease term, then Landlord and Tenant shall make an appropriate adjustment so that the sum deducted in order to calculate the MOB Properties Base Rent is correct.

      2.12 Invoicing for Base Rent. Landlord shall invoice Tenant for the monthly Base Rent due. Base Rent shall be due on or before tenth (10th) day of the month. Any partial month shall be prorated on a daily basis at the rate of 1/30th of the monthly rent per day.

      2.13 Landlord's Rights Regarding Financing. Upon termination of the cross collateralization obligations as set forth above, Landlord shall have the right in Landlord's commercially reasonable discretion to from time to time alter, replace or revise the loan secured by the first lien Deed of Trust (or Mortgage) on the Property and thereby change the Cost of Landlord's Principal Sum, but such refinancing shall not increase Tenant's then prevailing rent over that of the then prevailing fair market value rental rent for the Property. Any dispute under this provision shall be referred to binding arbitration under the provisions of Section 20.22. Tenant shall cooperate in all respects with executing such documents as may be requested by Landlord's lender.

      2.14 Hedging. Either Landlord or Tenant may at their individual options elect to hedge interest rate exposure; however, such hedging shall be undertaken at the sole risk of the party so electing to hedge. Hedging by Tenant shall in no way restrict Landlord's right to alter, replace or revise the loan secured by the first lien Deed of Trust (or Mortgage) on the Property.

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

      2.15 CPI Adjustment. On January 1st (or as soon thereafter as available) of each year, the Consumer Price Index figure for the preceding year shall be determined, and the portion of the Base Rent attributable to the Landlord's Spread shall be increased (but not decreased) by the same percentage as the percentage, if any, by which the Consumer Price Index for the January of the preceding year shall have increased as compared with the Consumer Price Index for the January of the current year. Landlord shall provide written notice of the CPI adjustment to Tenant. In the event that the adjustment has not been determined in time for any invoicing sent, then upon determination of the adjustment, Landlord shall send out adjustment invoices.

      2.16 Other Charges. Except as otherwise expressly provided herein, this Lease is what is commonly called a net-net-net lease, it being understood that Landlord shall receive the Base Rent free and clear of any and all impositions of real and personal Property taxes, or other taxes (excepting Landlord's income tax), insurance costs, costs of repair and maintenance, liens and all other charges, costs, expenses and liabilities in connection with the ownership and operation of the Property and the businesses conducted thereon.

      2.17 Delinquent Rent. Tenant acknowledges that late payment of Base Rent or any additional rent by Tenant to Landlord will cause Landlord to incur costs not contemplated by this Lease, and the exact amount of such costs being extremely difficult and impracticable to fix. Therefore, if any installment of Base Rent or any additional rent is not received within ten (10) days of when due, Tenant shall pay Landlord the additional sum of Five Thousand Dollars ($5,000) per late payment] as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payments. Additionally, any payments of Base Rent and any other sums payable by Tenant pursuant to the terms of this Lease shall bear interest at the maximum legal rate.

      2.18 Minimum Base Rent. Notwithstanding anything elsewhere provided, at all times the minimum monthly Base Rent shall be equal to Landlord's payment obligations under the Real Estate Loan.

      2.19 MOB Rent Deferral. In the event Tenant is financially unable to pay the monthly MOB Properties Base Rent as provided in Section 2.11 or any additional rent on the MOB Properties as provided elsewhere in this Lease, it is agreed that the unpaid amount shall be amortized together with interest at the rate of four percent (4%) per annum and paid over the subsequent thirty-six (36) months as additional rent.

                                   ARTICLE III
                             AFTER ACQUIRED PROPERTY

      3.1 999 Tustin Avenue Condominium Units. Originally, Landlord had intended to acquire from Tenant and lease back to Tenant those condominium units located at 999 North Tustin Ave. Santa Ana, CA 92705 as more specifically set forth on Exhibit A hereof. Said condominium units are subject to a right of first refusal and so cannot immediately be acquired by Tenant and transferred to Landlord. Therefore the parties have by separate agreement arranged for the acquisition of

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

said condominium units by Tenant and the transfer thereof to Landlord (or so many of said condominium units as are not taken by others through the exercise of the right of first refusal, hereinafter the "Transferred Condominium Units"). Upon transfer said Transferred Condominium Units shall be added to the MOB Properties and leased to Tenant by Landlord pursuant to the terms of this Agreement. Landlord and Tenant agree to execute an addendum to this Agreement reflecting the addition of said Transferred Condominium Units to the lease and the commencement date of the lease thereof.

                                   ARTICLE IV
                                      TAXES

      4.1 Real Property Taxes. Tenant shall pay, as additional rent, when and as the same become due, and prior to delinquency, all taxes, both general and special, and other charges, including transient occupancy taxes and rental taxes, if any, lawfully imposed or assessed against the Property, including but not limited to any and all licenses, fees or charges, improvement bonds, ordinary and extraordinary, general and special, foreseen and unforeseen, which may be lawfully levied, assessed or imposed during the term of this Lease upon or against Tenant or the Property, and/or the businesses conducted thereon, and including any future tax adopted in lieu of a Property tax, any and all general and special taxes, including any increase in such taxes resulting from a "change in ownership" of Landlord or Tenant (as defined in California Revenue and Taxation Code Section 60, et seq.).

      Where any assessment may, at the option of the taxpayer, be payable in installments, Tenant shall have the right to exercise the option, and Tenant's liability for the payment of the assessment shall be limited to the payment of the installments which become due during the term of this Lease.

      If separate bills are not sent directly to Tenant, Landlord shall furnish Tenant, upon receipt by Landlord, with true copies of each bill to be paid by Tenant in whole or in part.

      4.2 Tax Contest. Upon written application, Tenant shall furnish to Landlord for inspection, and for such use as may be proper for the protection of Landlord's interest in the Property, written evidence duly certified that any and all taxes, assessments or charges required to be paid by Tenant hereunder have been paid, satisfied or otherwise discharged. Tenant, at its sole cost and expense, shall have the right to employ and exhaust all available remedies to protest and contest the amount of any liability for any taxes, assessments, licenses, fees or charges imposed or assessed against the Property, or otherwise to seek reduction or refund. Tenant shall post a bond (or, in lieu thereof, equivalent cash collateral) to prevent enforcement of any lien resulting from the foregoing.

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

      4.3 Personal Property Taxes. Tenant shall pay, before delinquency, all taxes and assessments levied against any personal Property that is located on the Property.

                                    ARTICLE V
                                    UTILITIES

      5.1 Utilities. In addition to the rents, taxes, and other charges herein provided, Tenant shall pay, or cause to be paid, as additional rent, all charges for public or private utility services, including, but not limited to, those for water, sewage, electricity, gas, telephone and other utility services, including trash collection supplied to and used on the Property.

                                   ARTICLE VI
                               USE OF THE PROPERTY

      6.1 Use of the Property. Tenant shall use the Property for the purpose of operation of an acute care hospital and delivery of health care services, and any other uses reasonably related thereto (the "Permitted Uses"). Tenant shall not use or permit the Property to be used for any other purpose without the prior written consent of Landlord, which consent may be granted or withheld in the sole and absolute discretion of the Landlord.

                                   ARTICLE VII
                      MAINTENANCE, ALTERATIONS IMPROVEMENTS

      7.1 Maintenance and Repair. Tenant shall, at Tenant's sole cost and expense, keep and maintain the Property in good and sanitary order, condition and repair, including, without limitation, interior and exterior walls, roof, foundation, and equipment. Tenant hereby accepts the Property in its as-is condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Property,

         7.2      Alterations and Improvements.

            (a) Tenant shall be responsible for making any alterations or improvements to the Property required in order to enable Tenant to use the Property for the Permitted Uses, including without limitation any and all repairs, alterations, improvements of any nature or anything else which may be

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required for compliance with SB 1953, including without limitation any structural or non-structural alterations. All alterations, improvements, additions and installations (whether or not such installations constitute trade fixtures of Tenant), which may be made to the Property by Tenant, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, lighting and telephone or communication systems, conduit, wiring and outlets shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the Property of Landlord and remain upon and be surrendered with the Property at the expiration of the Lease.

            (b) Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered and shall keep the Property free and clear of all mechanic and materialman liens in connection therewith. Landlord shall have the right to post or keep posted on the Property, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Property by Tenant. If any such lien is filed, Landlord may, but shall not be required to take such action or pay such amount as may be necessary to remove such lien; and Tenant shall pay to Landlord as additional rent any such amounts expended by Landlord within five
(5) days after notice is received by Tenant of the amount expended by Landlord.

                                  ARTICLE VIII
                              COMPLIANCE WITH LAWS

      8.1 Generally. Tenant, as additional rent, at its sole cost and expense, shall make any and all additions to, repairs and alterations in, the buildings, structures, landscaping and parking areas (hereinafter collectively the "Improvements"), the Property which may be required by law or governmental authority, and shall otherwise observe and comply with any and all public laws, ordinances, regulations, agreements, and covenants, conditions and/or restrictions of public record applicable to the Property. Tenant shall be obligated to obtain, at its sole effort, cost and expense, all permits, approval and licenses required for the operation, alteration, addition to or repair of the Improvements.

      8.2 Hazardous Substances - Reportable Uses; Required Consent. The terms "Hazardous Substance" and "Hazardous Substances" shall mean any hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, flammable explosives, chemicals known to cause cancer or reproductive toxicity, emissions or wastes and any other chemical, material or substance, the handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of the occupants of the Property, including, without limitation, (i) petroleum and petroleum by-products, (ii) urea formaldehyde foam insulation, (iii) polychlorinate biphenyls, (iv) all substances now or hereafter designated as "hazardous substances, "hazardous materials" or "toxic substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., or the Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or (vi) all substances now or hereafter designated as hazardous substances, hazardous materials, or toxic substances under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

      8.3 Reportable Use. Tenant shall not engage in any activity in, on or about the Property that constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner, at Tenant's sole cost and expense, with all

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Applicable Law (as defined hereinafter). Reportable Use shall mean (i) the installation or use of any above or below ground storage tank (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report and notice, registration or business plan is required to be filed with any governmental authority. Reportable Use shall also include Tenant's being responsible for the presence in, on or about the Property of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Property or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in full compliance with all Applicable Law, use, generate and store any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the Property by the terms of this Lease, so long as such use does not expose the Property or neighboring properties to any risk of contamination or damage or expose Landlord to any liability therefore. In addition Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its sole discretion, deems necessary to protect itself, the public, the Property, the Improvements and the environment against damage, contamination or injury and/or liability therefrom or therefore, including, but not limited to, the installation (and removal on or before the expiration of the term of the Lease or earlier termination) of reasonably necessary protective modifications to the Property and the Improvements and/or the disposal and/or the deposit of a security deposit or increase thereof.

      8.4 Duty to Inform Landlord. If Tenant's officers, directors or general manager know, or have reasonable cause to believe, that a Hazardous Substance or a condition involving or resulting from same, has come to be located on, in or under the Property, the Improvements or adjoining properties, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, any persons entering or occupying the Property concerning the presence, spill, release, discharge of, or exposure to any hazardous substance or contamination in, on or about the Property, including, but not limited to, all such documents as may be involved in any reportable uses involving the Property.

      8.5 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, members and lenders, if any, and the Property harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys fees and consultants fees arising out of or involving the presence, storage, use or transport of any Hazardous Substance or storage tank, whenever arising, or out of or as a result of Landlord's indemnification of Medical Provider Financial Corporation II, Inc. pursuant to an Environmental Indemnity Agreement dated as

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

of March 3, 2005 or any successor environmental indemnity which Landlord may extend in connection with a financing secured by the real property leased to Tenant hereby. Tenant's obligations under this Section shall include, but not be limited to, the effects of any contamination or injury to person, Property or the environment created or suffered by Landlord and for Tenant, and their respective agents, employees, guests, invitees and other persons on the Property, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration, and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to the Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such release.

      8.6 Tenant's Compliance With Applicable Laws. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner comply with all Applicable Law, which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable federal, state or municipal governmental authority, applicable fire insurance, underwriter or rating bureau and the recommendations of Landlord's engineers and/or consultants, relating, in any manner, to the Property including, but not limited to, matters pertaining to
(i) industrial hygiene (ii) environmental conditions on, in, under, or about the Property, including soil and ground water contamination, (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, signage, spill or release of any Hazardous Substances or storage tank), (iv) the American with Disabilities Act of 1990, as amended, (v) OSHA,
(vi) the California Building Code, and (vii) Title 24 now in effect which may hereinafter come into effect, and whether or not reflecting a change in policy from any previous existing policy. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, notices, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord and shall immediately upon receipt notify Landlord, in writing (with copies of any documents involved), of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Property to comply with any Applicable Law. In the event that as a result of any alteration, addition or change to the Property, or any portion thereof or any improvement constructed thereon, by Tenant which results in the violation of an Applicable Law, then Tenant shall be responsible for compliance with such Applicable Law, including any asbestos abatement or containment required as a result of or in connection with such alteration, addition or change.

                                   ARTICLE IX
                              INTENTIONALLY OMITTED


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

                                    ARTICLE X
                            EXCULPATION AND INDEMNITY

      10.1 Waiver of Landlord Liability. Landlord shall not be liable for any loss, damage or injury of any kind or character to any person or Property (a) arising from any use and/or condition and extent of the Property, or any part thereof including, without limitation, environmental contamination, (b) caused by any defect in the equipment or other facility located therein, (c) caused by or arising from any act or omission of Tenant, or any of its agents, employees, licensees or invitees, (d) arising from or in connection with the conduct of any business, occupation, transaction, event or other activity occurring on the Property, (e) arising from any accident on the Property or any fire or casualty thereon, (f) occasioned by the failure of Tenant to maintain the Property in a safe condition, or (g) arising from any other cause whatsoever, except as occasioned by the act or gross negligence of any duty by Landlord or its agents or employees occurring after the Commencement Date. Tenant, as a material part of the consideration of this Lease, hereby waives, on its behalf, all claims and damages against Landlord for any such loss, damage or injury to Tenant.

      10.2 Tenant Indemnification. Tenant, for itself and its successors and assigns, hereby agrees to indemnify Landlord, and Landlord's members, managers, agents, representatives, employees and attorneys, free and harmless from and against any and all claims, actions, damages, liabilities and expenses, including attorneys fees and costs, in connection with or arising out of (i) any loss of life, personal injury and/or damage to Property arising from or out of any occurrence in, upon or at the Property, (ii) the occupancy or use by Tenant of the Property, or any part thereof, (iii) arising from or out of Tenant's failure to comply with any provision of this Lease, and (iv) with respect to the violation of any of the provisions of this Lease including but not limited to
Article VIII hereof, in the event Landlord shall, without fault on its part, be made a party to any litigation, arbitration or other proceeding commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless, and shall pay all costs, expenses and attorneys fees incurred or paid by Landlord in connection with such litigation, arbitration or other proceeding. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this paragraph through counsel satisfactory to Landlord.

      10.3 Survival of Indemnity Obligation. The obligations of Tenant under this Article X shall survive the expiration of the term, or the termination, of this Lease.

                                   ARTICLE XI
                                    INSURANCE

      11.1 Liability. Tenant agrees to maintain, at its sole cost and expense, as additional rent, during the term of this Lease comprehensive public liability insurance insuring against liabilities related to the condition of or use of the Property and the Improvements, bodily injury, employment related liability, liquor liability, blanket contractual liability, garage liability, garage keepers legal liability, non-owned auto liability and advertising injury, in such amount as may be required by any beneficiary of any deed of trust encumbering the Property, but in no event less than Ten Million Dollars ($10,000,000), combined single limit coverage, specifically insuring performance by Tenant of the indemnity set forth in Article X above, and containing the following provisions:

                  (a) Providing that the coverage is primary and that any coverage Landlord may maintain shall be in excess thereto;

                  (b) Naming Landlord and any beneficiary under any deed of trust encumbering the Property as additional insureds;

                  (c) Providing that the policy cannot be canceled or modified without thirty (30) days prior written notice to Landlord and any beneficiary of a deed of trust encumbering the Property;

                  (d) Providing for a cross liability or a severability of interest endorsement or equivalent thereof;

                  (e) With respect to improvements, alterations, demolitions, and changes required or permitted to be made by Tenant pursuant to the terms of this Lease, contingent liability and builders- risk insurance;

                  (f) Workers' compensation coverage as required by law, together with employer's liability coverage;

                  (g) A waiver by Tenant's insurers of any right to subrogation against Landlord, its agents, members, managers, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or admission of Landlord, its agents, members, managers, employees or representatives; and

      11.2 Adjustments. The foregoing limits of coverage and the coverages may be adjusted reasonably by Landlord and Tenant, with the consent of any beneficiary of any deed of trust encumbering the Property, from time to time, but not more often than once during any three (3) year period, during the term of this Lease based upon changes in the amounts of judgments for personal injury and Property damage, industry standards, inflation, and other relevant factors in order to maintain insurance protection at least equivalent to the protection afforded on the Commencement Date. In the event that the Landlord and Tenant are unable to agree upon an adjustment then Landlord and Tenant, the issue shall be resolved by arbitration in accordance with the binding arbitration provisions of
Section 20.22. The cost of such arbitration shall be born by the party whose insurance proposal is closest to the insurance proposal decided upon by the arbitration process.

      11.3 Property. Tenant agrees to maintain, at its sole cost and expense, as additional rent, during the term of this Lease (a) standard form fire, extended coverage, vandalism, malicious mischief, boiler and machinery coverage, and building ordinance and law coverage endorsements, and special extended insurance, including all risk insurance, and other Property insurance coverage (except earthquake coverage which shall not be required) as may be required by any beneficiary of any deed of trust encumbering the Property, with respect to the Improvements and the personal property located upon and used in connection with the Property (hereinafter referred to as the "Assets") in amounts at least equal to the greater of full replacement costs thereof or the amount required by any beneficiary of a deed of trust encumbering the Property, (b) with respect to the construction, demolition, additions, alterations and the like required or permitted to be constructed by Tenant hereunder, builders all-risk insurance insuring the full replacement value of all construction in process on the Property, and (c) business interruption insurance, in an amount satisfactory to Landlord. Tenant shall also maintain, at Tenant's expense, earthquake insurance, including sprinkler leakage coverage, building, contents and loss of income, with a limit no less than the probable maximum loss limit as valued either through Landlord or any beneficiary under a deed of trust encumbering the Property. Each policy shall specifically (i) name the beneficiary under any deed of trust encumbering the Property and then Landlord as additional insureds, (ii) provide that all payments shall be made as provided in Article XII above, and that the beneficiary of a deed of trust encumbering the Property shall have first priority and claim to any payments as provided in its deed of trust, and
(iii) provide that it cannot be canceled or modified by the insurer without thirty (30) days prior written notice to Landlord and such beneficiary.

      11.4 Personal Property Insurance. Tenant, at Tenant's sole cost and expense, shall maintain a policy of standard fire and extended coverage insurance (with vandalism and malicious mischief endorsements) on all Tenant's personal Property and alterations to the extent of at least their full replacement value. Tenant shall use the proceeds from any such policy for the replacement of personal Property or the restoration of Tenant's improvements or alterations.

      11.5 Rental Loss and Business Interruption. Tenant shall, at its sole cost and expense, as additional rent, at all times during the term of this Lease, maintain in force a policy of rental loss or business interruption insurance in an amount at least sufficient to pay, for a period of twelve (12) months following any applicable loss, the sum of the following: (a) the then applicable Base Rent as provided in Article II above; (b) all additional rent as provided in this Lease; and (c) the insurance premiums provided in this Article XI.

      11.6 Quality of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance policy shall be issued by an insurance company having a rating of not less than A (or equivalent) in Bests Insurance Guide or which is otherwise acceptable to Landlord, and licensed to do business in the State of California. Upon execution of this Lease and thereafter not less than thirty (30) days prior to the expiration date of each insurance policy required to be furnished hereunder, Tenant shall deliver to Landlord a certificate of the insurer reasonably satisfactory to Landlord bearing a notation evidencing the payment of the premium or accompanied by other evidence of payment reasonably satisfactory to Landlord.

      11.7 Adjustments. All policies of insurance required or permitted under this Article XI shall provide for loss thereunder to be adjusted by and payable to the beneficiary under any deed of trust encumbering the Property and then to Landlord or its designee.

      11.8 Payment of Loss. All policies of insurance shall provide for payment of loss to the holder of any security interest in the Property and Landlord, jointly, and if there is no such security interest, or as to any excess, the proceeds shall be paid to Landlord and Tenant, jointly, in trust or if Tenant so elects, to a mutually approved corporate trustee, to be held in trust and applied to the repair and restoration of the Property. When the Improvements have been fully repaired and restored, any excess shall be paid to Tenant. Landlord and Tenant shall use due diligence to cause the holder of any security interest in the Property to make the proceeds of such insurance available for repair and restoration following any casualty or loss covered thereby.

      11.9 Cancellation. Each policy or certificate therefore issued by the insurer shall to the extent obtainable contain a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained.

      11.10 Compliance with Insurance Requirements. Tenant shall observe and comply with the requirements of all policies of public liability, fire and other policies of insurance in force with respect to the Property.

      11.11 Failure to Obtain Insurance. In the event that Tenant fails to maintain and pay for any of the insurance required by this Article XI, Landlord may (but without obligation to do so) procure such insurance and pay the premiums therefore, in which event Tenant shall repay Landlord all sums so paid by Landlord within ten (10) days following Landlords written demand to Tenant for such payment.

      11.12 Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Property and to the fixtures, personal Property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Property that are caused by or result from risks insured against any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damages caused by fire or any of the risks insured against under any insurance policy required by this Lease.

                                   ARTICLE XII
                                   DESTRUCTION

      12.1 Rent Continues. In case of damage to or destruction of the Property by fire or any other casualty whatsoever, Tenant's rental obligations shall continue as provided in Article III above (and elsewhere in this Lease), and Tenant shall, at no cost or expense to Landlord, restore, repair, replace or rebuild improvements of comparable value, use, design, size and utility as existed immediately prior to such damage or destruction. Such obligation of Tenant to restore, repair or rebuild is not conditioned upon the recovery of any insurance proceeds for such damage or destruction. Such restoration, repairs, replacements or rebuilding shall be commenced within a reasonable period of time following such damage and destruction and thereafter diligently prosecuted to completion. All work required to be performed by Tenant under this Article shall be performed in accordance with the provisions of Article VII above and may be performed by Tenant's agents, employees or subtenants.

      12.2 Insurance Available. All insurance proceeds paid as provided in
Section 11.9, less Landlord's actual costs, fees, and expenses, if any, incurred in connection with adjustment of the loss, shall be applied to pay or reimburse Tenant for the payment of the cost of the repair or restoration of the Improvements (including the cost of temporary repairs for the protection of the Improvements pending the completion of the permanent repair or restoration of the Improvements) and shall be paid out from time to time as such restoration progresses upon the written request of Tenant, which request shall be accompanied by a certificate signed by Tenant and Tenant's architect or engineer in charge of the restoration, dated not more than thirty (30) days prior to such request, setting forth the following:

            (a) That the sum then requested either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons who have rendered services or furnished materials for the restoration; that no part of such request covers expenditures for which a request for payment has previously been made; and that to the best of Tenant's knowledge, the sum requested does not exceed the value of the services and materials described in the certificate; and

            (b) That, except for the amounts, if any, stated (pursuant to Subsection (a) above) in such certificate to be due for services and materials and except for work in progress on the restoration and materials and supplies ordered and services rendered but not yet billed, there is no outstanding indebtedness known to Tenant, after due inquiry, that is then due and payable for labor, wages, materials, supplies, or services in connection with the restoration.

      12.3 Proceeds Payment. Upon compliance with the foregoing provisions of this Article XII, the person or persons holding the proceeds shall pay from such proceeds to Tenant or the persons named in Tenant's certificate the respective amounts stated in the certificate to have been paid by Tenant or to be due to them as the case may be.

      12.4 Deficiencies. If the insurance proceeds received as a result of the damage or destruction, less the actual costs, fees, and expenses, if any, incurred in connection with the adjustment of the loss, are insufficient to pay the entire cost of restoration, Tenant shall promptly pay the deficiency.

      12.5 Landlord Cure. Notwithstanding any of the foregoing provisions of this Article XII, if Tenant has not commenced construction or has not notified Landlord that it intends to promptly commence construction within thirty (30) days from the date of the damage or destruction which under the provisions of this Article XII Tenant is obligated to repair, Landlord may thereupon, and without further notice to Tenant, commence such work, or Landlord may exercise any of the rights or remedies provided in this Lease for a default by Tenant. If Landlord elects to undertake the work, all insurance proceeds payable under
Article XII as a result of the damage or destruction to the Improvements shall then be held by Landlord for use by Landlord in doing such work. If Landlord undertakes such work, Tenant shall be liable to Landlord for any and all costs and expenses incurred by Landlord in connection therewith in excess of the insurance proceeds.

      12.6 No Rent Abatement. There shall be no abatement of Base Rent or additional rent, or any other sums or obligations of Tenant under this Lease, by reason of any such damage or destruction.

      12.7 No Surrender. Except as otherwise provided in this Lease, no destruction of or damage to the Property, or any part thereof, by fire or any other casualty shall terminate or permit Tenant to surrender this Lease, or relieve Tenant of its obligations to pay the full Base Rent, additional rent and other sums and charges payable under this Lease, or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise, to quit or surrender this Lease or the Property, or any part thereof, or to any suspension, diminution, abatement or reduction of rent, or other charges payable under this Lease on account of such destruction or damage.

                                  ARTICLE XIII
                                  CONDEMNATION

      13.1 Lease Governs. If, during the term or during the period of time between the execution of this Lease and the Commencement Date, there is any taking by condemnation of all or any part of the Property, the rights of the parties shall be determined pursuant to the provisions of this Article XIII.

      13.2 Total Taking. If the Property is totally taken by condemnation, this Lease shall terminate on the date of taking and the entire award shall be payable to Landlord.

      13.3 Partial Taking. If only a portion of the Property is taken by condemnation, this Lease shall continue in effect. Provided, however, Tenant can elect to terminate this Lease if the remaining portion of the Property, other improvements or parking areas are rendered unsuitable for Tenant's continued use of the Property. If Tenant elects to terminate this Lease, Tenant must exercise such right by giving written notice to Landlord within ninety (90) days after the nature and the extent of the taking have been fully determined. Such termination date shall not be earlier than ninety (90) days nor later than one hundred eighty (180) days after Tenant has given termination notice. If Tenant does not terminate this Lease within the time period set forth above, the Lease shall continue in force, except that the base monthly rent shall be reduced by an amount that is in the same ratio to base monthly rent as the value of the area of the portion of the Property taken bears the total value of the Property immediately before the date of taking.

      13.4 Distribution of Award. The condemnation award shall belong to Landlord.

                                   ARTICLE XIV
                                   ASSIGNMENT

      14.1 Assignment. Except for an assignment or sublease to an affiliated company, including, but not limited to, a wholly owned subsidiary or parent entity, Tenant shall not assign, mortgage or encumber this Lease, nor sublet, nor suffer or permit the Property or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent, which may be granted or withheld in Landlord's reasonable discretion. Landlord shall be under no obligation to consider a request for Landlord's consent to an assignment until Tenant shall have submitted in writing to Landlord a request for Landlord's consent to such assignment together with audited financial statements of Tenant and the proposed assignee, a history of the proposed assignee's business experience and such other information as required by Landlord to verify that the creditworthiness and business background of the proposed assignee Tenant reimburse Landlord for its time and expense in considering such request. Notwithstanding any other provision of the Lease, Landlord shall have the right to condition Landlord's approval of the assignment or sublease of the Lease by Tenant to a third party on the payment to Landlord of any rent payable under said assignment or sublease in excess of the then current rent payable under the Lease.

      14.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent or to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant or the successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

      14.3 Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law. Each of the following acts shall be considered an involuntary assignment:

            (a) If Tenant becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or is the debtor " as defined in 11 U.S.C. Section 101 or any successor statute thereto; or, if Tenant is a partnership or consists of more than one person or entity, if any partner or other person or entity becomes bankrupt or insolvent, or makes an assignment for the benefit of others. Provided that in the event of an involuntary bankruptcy proceeding, Tenant shall have sixty (60) days in which to have the proceeding dismissed, before such proceedings shall be considered an involuntary transfer.

            (b) If a writ of attachment or execution if levied on this Lease and Tenant has not caused the same to be released or discharged within sixty (60) days. Any such involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease upon fifteen (15) days prior written notice, if such event giving rise to the notice is not removed or cured within the notice period.

                                   ARTICLE XV
                                     DEFAULT

      15.1 Default by Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

                  (a) The vacating or abandonment of the Property by Tenant;

                  (b) The failure by Tenant to make any payment of Base Rent, additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after notice by Landlord to Tenant of the failure to receive payment;

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of any franchise agreement affecting the Property or the business operated thereon, or under this Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty
(30) days after written notice thereof, from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, than Tenant shall not be deemed to be in default if Tenant commenced the cure within the thirty (30) day period and thereafter diligently prosecutes the cure to completion;

                  (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors without the consent of Landlord or the beneficiary under any deed of trust encumbering the Property;

                  (e) The filing by or against Tenant, or any guarantor of this Lease, of a petition to have Tenant, or any guarantor of this Lease, adjudicated a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, or any guarantor of this Lease, the same is dismissed within sixty (60) days);

                  (f) The appointment of a trustee or receiver to take possession of substantially all of Tenant's, or any guarantor's of this Lease, assets located at the Property or of Tenant's, or any guarantor's of this Lease, interest in this Lease, where possession is not restored to Tenant, or any guarantor of this Lease, within ninety (90) days; or

                  (g) The attachment, execution or judicial seizure of substantially all of Tenant's, or any guarantor's of this Lease, assets located at the Property or of Tenant's, or any guarantor's of this Lease, interest in this Lease, if not discharged within ninety (90) days.

      15.2 Termination Remedies. Subject to Section 15.7 below, should Tenant breach this Lease or abandon the Property before the end of the term of this Lease, Landlord may terminate this Lease. Upon termination, Tenant shall immediately surrender the Property, the Improvements and the Assets to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any of the remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Property, the Improvements and the Assets, and expel or remove Tenant and any other person who may be occupying the Property, or any part thereof, without being liable for prosecution or any claim or damages therefore, and Landlord may recover from Tenant the following:

                  (a) The worth at the time of award of the unpaid Base Rent and additional rent which had been earned at the time of termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid Base Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided, subject to the provisions of this Section 15.2; plus

                  (c) The worth at the time of award of the amount by which the unpaid Base Rent and additional rent for the balance of the term after time of award exceeds the amount of such rental loss for such period Tenant proves could be reasonably avoided, subject to the provisions of this Section 15.6; plus

      The worth at the time of award of the amount referred to in Subsections 15.2(a) and (b) above, is computed by allowing interest at ten percent (10%) per annum. The worth at the time of award of the amount referred to in Subsection 15.2(c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

      For purposes of this Section 15.2, the Property shall be deemed to be abandoned by Tenant, and this Lease shall terminate, if Landlord gives written notice of its belief of abandonment to Tenant, personally delivered or sent by first class mail, postage prepaid to Tenant at Tenant's last known address and Tenant thereafter fails to give Landlord written notice, prior to the date of termination specified in Landlord's notice, stating that Tenant does not intend to abandon the Property and stating an address at which Tenant may be served by certified mail in any action for unlawful detainer. Landlord may give notice of belief of abandonment to Tenant only where the rent on the Property has been due and unpaid for at least twenty (20) consecutive days and Landlord reasonably believes that Tenant has abandoned the Property. The date of termination of this Lease shall be specified in Landlord's notice and shall not be less than fifteen
(15) days after notice is personally served or not less than eighteen (18) days after notice is deposited in the mail. Nothing contained herein shall preclude Landlord from otherwise proving that the Property has been abandoned by Tenant within the meaning of this Section.

      15.3 Breach Without Termination. Even though Tenant has breached this Lease or abandoned the Property, this Lease continues in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may, from time to time, enforce all or any of its rights and remedies under this Lease, including the right to recover the rental amounts as they become due. For purposes of this Section 15.3, acts of maintenance or preservation, or efforts to relet the Property, or the appointment of a receiver on initiative of Landlord to protect its interest in this Lease, shall not constitute acts of termination of Tenant's right of possession of the Property.

      15.4 Right of Landlord to Perform. In the event of any default of Tenant, including the payment of money, other than rent, or the performance of obligations required of Tenant under this Lease, then in addition to the other remedies herein granted to Landlord, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of this Lease, make any payment and perform any other acts on Tenant's part to be made or performed. All sums paid by Landlord and all necessary costs incident thereto shall be deemed additional rent.

      15.5 Remedies Not Exclusive. Except as otherwise provided herein, no right or remedy herein conferred on or reserved to Landlord is intended to be exclusive of any other remedy or right, and each and every right or remedy shall be cumulative and in addition to any right or remedy given hereunder or now or hereafter existing at law, in equity or by statute.

      15.6 Default by Landlord. Landlord shall not be deemed to be in default of the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform within thirty (30) days after written notice by Tenant to Landlord specifying therein that Landlord has failed to perform its obligations; provided, however, that if the nature of Landlord's obligations are such that more than thirty (30) days are required for performance, then Landlord shall not be deemed to be in default if Landlord shall commence performance within the thirty (30) day period and thereafter diligently prosecute the same until completion.

      15.7 Expenses of Reletting. Tenant shall be immediately liable to pay Landlord, in addition to any other indebtedness hereunder, the costs and expenses of retaking possession and reletting of the Property and of alterations or repairs to the Property incurred by Landlord for the purposes of reletting the Property after any default of Tenant.

      15.8 Application of Rentals and Receipts. The rentals and receipts received by Landlord shall be applied.

                  (a) First to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; and

                  (b) Second, to the payment of any costs and expenses of retaking and reletting, and of all alterations and repairs as are expended by Landlord; and

                  (c) Third, to the payment of Base Rent and additional rent due and unpaid hereunder.

                                   ARTICLE XVI
                                     WAIVER

      16.1 Waiver. No delay or omission in the exercise of any remedies of a party upon the default of the other party shall be construed as a waiver. Landlord's approval of any of Tenant's acts which require Landlord's approval shall not be deemed to waive or render unnecessary Landlord's consent to any subsequent acts by Tenant.

                                  ARTICLE XVII
                         LANDLORD'S ENTRY ONTO PROPERTY

      17.1 Landlord's Entry onto Property. Landlord, and Landlord's agents, representatives and other acting on behalf of or with Landlord's authority, shall have the right to enter the Property at any time, upon reasonable notice and from time to time for purposes of inspection of the Property, to assure Tenant's performance of Tenant's obligations under this Lease, and for such other purposes as Landlord may reasonably determine.

                                  ARTICLE XVIII
                     SURRENDER OF PROPERTY AND HOLDING OVER

      18.1 Surrender of Property. On expiration of this Lease Tenant shall surrender the Property to Landlord (along with all Tenants improvements except those which Tenant has the right or obligation to remove) in good condition, reasonable wear and tear excepted. Tenant shall also perform all restorations made necessary by the removal of Tenant's improvements and/or personal Property within the time periods stated in this Paragraph.

      18.2 Holding Over. If Tenant remains in possession of the Property after expiration of the term, or after the date in any notice given by Landlord to Tenant to terminate this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' written notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent required by this Lease, except that Base Rent shall be equal to the last month of the then term Base Rent multiplied by One Hundred Ten percent (110%). All provisions of this Lease, except those pertaining to the term and option to extend, shall apply to the month-to-month tenancy.

                                       XIX
                              ESTOPPEL CERTIFICATES

      19.1 Estoppel Certificates. At any time and from time to time, but not more frequently than twice per calendar year, Landlord, on fourteen (14) days' prior written request by Tenant, and Tenant, on fourteen (14) days' prior written request by Landlord, will deliver to the party making the request, and such designees specified by the requesting party, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, stating the modifications), the current monthly Base Rent, the dates to which the rent and any other deposits or charges have been paid, and stating whether or not, to the best knowledge of the party executing the certificate, the party requesting the statement is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each default of which the executing party may have knowledge. In addition, Tenant shall provide to Landlord such additional information, confirmations and/or statements as may reasonably be requested by Landlord or Landlord's lender.

                                   ARTICLE XX
                               GENERAL PROVISIONS

      20.1 Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party their reasonable attorneys' fees and costs.

      20.2 Notice. Any notice the parties are required to give under this Lease shall be in writing and either served personally or sent by prepaid, first-class mail addressed as follows:

                  If to Landlord:       Pacific Coast Holdings Investment, LLC
                                        c/o Anil Shah, Co-Manager
                                        2621 S. Bristol Street Suite 108
                                        Santa Ana, CA 92704
                                        Telephone: 714-290-5322
                                        Telecopier: 714-279-9588

                                                 And

                                        Kali P. Chaudhuri, Co-Manager
                                        6800 Indiana Avenue, Suite 130
                                        Riverside, CA   92506
                                        Telephone: 951-782-8812
                                        Telecopier: 951-782-8850

                  With Copies to:       Harry Lal
                                        1000 South Anaheim Boulevard, Suite 230
                                        Anaheim, CA    92805
                                        Telephone: 714-635-1646
                                        Telecopier: 714-635-2457

                                        William E. Thomas
                                        6800 Indiana Avenue, Suite 130
                                        Riverside, CA    92506
                                        Telephone: 951-782-8812
                                        Telecopier: 951-782-8850

                  If to Tenant:         Integrated Healthcare Holdings, Inc.
                                        Attn: Larry Anderson
                                        695 Town Center Drive, Suite 260
                                        Costa Mesa, CA   92626
                                        Telephone: 714-434-9191
                                        Telecopier: 714-434-9505

      Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this Section.

      20.3 Corporate Authority. If either party is a corporation, that party shall deliver to the other party on execution of this Lease a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

      20.4 Headings. The word titles underlying the Article and Section designations contained herein are inserted solely for convenience and under no circumstances are they to be treated or construed as any part of this instrument.

      20.5 Covenants and Conditions. Each term and each provision of this Lease performable by Tenant and/or Landlord shall be deemed both a covenant and a condition.

      20.6 Successors and Assigns. Subject to the provisions hereof, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      20.7 Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall be valid and enforced to the fullest extent permitted by law.

      20.8 Amendment. This Lease may be amended only by a writing signed by all the parties hereto.

      20.9 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the matters set forth herein with respect to the leasing of the Property and the Improvements, and supersedes any prior written or oral agreement between them respecting the subject matter contained herein.

      20.10 Construction of Lease. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Lease, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Lease.

      20.11 Currency. All sums payable hereunder shall be determined and paid in United States Dollars.

      20.12 Quitclaim Deed. At the expiration or earlier termination of this Lease, Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord within thirty (30) days, any quitclaim deeds or other documents to remove the cloud of this Lease from the Property.

      20.13 Recording of Memorandum of Lease. At the request of Tenant, Landlord shall execute and Tenant may record a Memorandum of Lease referencing the Lease in the Official Records of the County Recorder for the County in which the Property is located.

      20.14 Financial Information. During the term of this Lease, Tenant shall provide to Landlord, monthly, quarterly and annual financial statements (audited annually) for the businesses conducted on the Property prepared by an independent certified public accountant using generally accepted accounting principles consistently applied. Landlord shall retain such financial statements in confidence, but may, nevertheless, deliver copies thereof to its advisors, lenders, buyers, investors, attorney, and accountants. In the event of default, Tenant shall provide Landlord full and complete access to all financial information. Provided however, that so long as Tenant is a "reporting company" under the Securities Exchange Act of 1934 ("1934 Act"), and so long as Tenant makes the 1934 Act filings required of a public reporting company in a timely manner, then the financial information required to be reported under this
Section 20.14 shall be waived.

      20.15 Relationship of the Parties. Nothing herein shall create between the parties hereto, or be relied upon by others as creating, any relationship of partnership, association, joint venture, or otherwise. The sole relationship of the parties hereto shall be that of Landlord and Tenant.

      20.16 Time of Essence. Time is of the essence of each provision of this Lease.

      20.17 Successors. Subject to the limitations on assignment, this Lease shall be binding on and inure to the benefit of the parties and their successors.

      20.18 Integrated Agreement, Modification. This Lease contains all the agreements of the parties pertaining to the lease of the Property and cannot be amended or modified except by another written agreement.

      20.19 Severability. The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal.

      20.20 Real Estate Brokers, Finders. Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

      20.21 State Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

      20.22 Dispute Resolution. All disputes under this Agreement shall be resolved by arbitration in accordance with the Judicial Arbitration and Mediation Service Comprehensive Arbitration Rules and Procedures before the Judicial Arbitration and Mediation Service ("JAMS"). The arbitration shall be held in Orange County, California (or any place agreed to by the Parties and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted hereunder; provided, however, the Superior Court for the County of Orange shall have jurisdiction for the purpose of compelling arbitration, awarding provisional or equitable relief, confirming the award of the arbitrator, enforcing judgment and similar matters.

            Notwithstanding any provision of the California Code of Civil Procedure or the applicable rules of the JAMS to the contrary, each Party will have all of the rights of discovery pertaining to civil litigation as provided in the California Code of Civil Procedure. Unless the Parties otherwise agree in writing, any arbitration hereunder will be conducted in accordance with the rules of evidence existing in the State of California at the time of the arbitration.

         20.23 Landlord Authority. The parties recognize that Landlord is a manager managed California limited liability company operated by co-managers. Any approval, disapproval or other action by Landlord shall require a writing executed by both co-managers.

      20.24 Subordination. This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust or other encumbrance(s) which may now or which may at any time hereafter be made upon the Property or any portion thereof, or upon Landlord's interest therein. This clause shall be self-operative, and no further instrument of subordination shall be required to effect the subordination of this Lease. Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instrument(s) subordinating this Lease to the lien of any such mortgage or deed of trust thereby, and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument(s) for Tenant. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Property, Tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Lease for the remaining term, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Lease, and, if requested by such transferee, Tenant agrees to attorn to the transferee as its Landlord. The holder of any mortgage or deed of trust encumbering the Property shall have the right, unilaterally, at any time to subordinate fully or partially its mortgage or deed of trust or other security instrument to this Lease on such terms and subject to such conditions as such holder may consider appropriate in its discretion. Upon request, Tenant shall execute and deliver an instrument confirming any such full or partial subordination.

      20.25 Sale by Landlord. In the event the original Landlord hereunder, or any successor owner of the Property or any portion thereof, shall sell or convey same, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to each such new owner.

                                   ARTICLE XXI
                TRANSFER OF OPERATIONS UPON TERMINATION OF LEASE

      21.1. Closing Date. The date on which this Lease either terminates or expires pursuant to its terms or is terminated by either party whether pursuant to a right granted to it hereunder or otherwise shall be referred to as the "Closing Date" in this Article. On the Closing Date, this Lease shall be deemed and construed as an absolute assignment for purposes of vesting in Landlord (or Landlord's designee) all of Tenant's right, title and interest in and to the following intangible Property which is now or hereafter used in connection with the operation of the Property (the "Intangibles") and an assumption by Landlord of Tenant's obligations under the Intangibles from and after the Closing Date; provided that, from and after the Closing Date, Tenant shall indemnify, defend and hold harmless Landlord against any claims, losses, costs or damages, including reasonable attorneys' fees incurred or arising by reason of Tenant's obligations under the Intangibles prior to the Closing Date:

                  (a) service contacts and equipment leases for the benefit of the Property to which Tenant is a party, and which can be terminated without penalty by Tenant within sixty (60) or fewer days' notice or which Landlord requests be assigned to Landlord pursuant to this Article XXI;

                  (b) any provider agreements with Medicare, Medicaid or any other third-party payor programs (excluding the right to any reimbursement for periods prior to the Closing Date, as defined above) entered in connection with the Property to the extent assignable by Tenant;

                  (c) all existing agreements with residents and any guarantors thereof of the Property, to the extent assignable by Tenant (excluding the right to any payments for periods prior to the Closing Date) and any and all patient trust fund accounts; and

                  (d) at Landlord's option, the business of Tenant as conducted at the Property as a going concern, including but not limited to the name of the business conducted thereon and all telephone numbers presently in use therein.

      21.2. Proration. Landlord shall be responsible for and shall pay all accrued expenses with respect to the Property accruing on or after 12:01 a.m. on the day of the Closing Date and shall be entitled to receive and retain all revenues from the Property accruing on or after the Closing Date. Within fifteen
(15) business days after the Closing Date, the following adjustments and prorations shall be determined as of the Closing Date:

                  (a) Real estate taxes, ad valorem taxes, school taxes, assessments and personal Property, intangible and use taxes, if any. If the information as to the actual amount of any of the foregoing taxes and assessments are not available for the tax year in which the Closing Date occurs, the proration of such taxes shall be estimated based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

                  (b) Tenant will terminate the employment of all employees on the Closing Date and shall be and remain liable for any and all wages, accrued vacation and sick leave pay for employees of the Property with respect to the period prior to and including the Closing Date.

                  (c) Landlord shall receive a credit equal to any advance payments by patients at the Property to the extent attributable to periods on and after the Closing Date.

                  (d) The present insurance coverage on the Property shall be terminated as of the Closing Date and there shall be no proration of insurance premiums.

                  (e) All other income from, and expenses of, the Property (other than mortgage interest and principal), including but not limited to public utility charges and deposits, maintenance charges and service charges shall be prorated between Tenant and Landlord as of the Closing Date. Tenant shall, if possible, obtain final utility meter readings as of the Closing Date. To the extent that information for any such proration is not available, Tenant and Landlord shall effect such proration within ninety (90) days after the Closing Date.

                  (f) Tenant shall be and remain responsible for any employee severance pay and accrued benefits which may be payable as the result of any termination of an employee's employment on or prior to the Closing Date.

      21.3. Possession. All necessary arrangements shall be made to provide possession of all personal property located upon or used in the operation of the Property (hereinafter the "Leased Property") to Landlord on the Closing Date, at which time Tenant shall also deliver to Landlord all medical records, patient records and other personal information concerning all patients residing at the Property as of the Closing Date and other relevant records used or developed in connection with the business conducted at the Property. Such transfer and delivery shall be in accordance with all applicable laws, rules and regulations concerning the transfer of medical records and other types of patient records.

      21.4. Interim Operation. For the period commencing on the Closing Date and ending on the date Landlord, or its designee, obtains any and all appropriate state or other governmental licenses and certifications required to operate the hospitals located on the Property , Tenant hereby agrees that Landlord, or Landlord's designee, shall have the right, but not the obligation, to manage and operate the Property, on a triple net basis, and shall be entitled to all revenues of the Property during such period, and to use any and all licenses, certifications and provider agreements issued to Tenant by any federal, state or other governmental authority for such operation of the Property, if permitted by any such governmental authorities. If Landlord or its designee exercises the right described above in this Section 21.4, the provisions of this Section 21.4 shall be self-operative and shall constitute a management agreement between Tenant, on the one hand, and Landlord or its designee, on the other hand, on the terms set forth above in this Section 21.4 provided, however, that upon the request of Landlord or its designee, Tenant shall enter into a separate management agreement on the terms set forth in this Section 21.4 and on such other terms and provisions as may be specified by Landlord or its designee.

      21.5. Patient Funds. Tenant shall provide Landlord with an accounting within fifteen (15) days after the Closing Date of all funds belonging to patients at the Property, which are held by Tenant in a custodial capacity. Such accounting shall set forth the names of the patients for whom such funds are held, the amounts held on behalf of each such patient and Tenant's warranty that the accounting is true, correct and complete. Additionally, Tenant, in accordance with all applicable rules and regulations, shall make all necessary arrangements to transfer such funds to a bank account designated by Landlord, and Landlord shall in writing acknowledge receipt of and expressly assume all Tenant's financial and custodial obligations with respect thereto. Notwithstanding the foregoing, Tenant will indemnify, defend and hold Landlord harmless from all liabilities, claims and demands, including reasonable attorney's fees, in the event the amount of funds, if any, transferred to Landlord's bank account as provided above, did not represent the full amount of the funds then or thereafter shown to have been delivered to Tenant as custodian that remain undisbursed for the benefit of the patient for whom such funds were deposited, or with respect to any matters relating to patient funds which accrued prior to the Closing Date.

      21.6. Cash and Cash Equivalents. All cash, checks and cash equivalent at the Property and deposits in bank accounts (other than patient trust accounts) relating to the Property on the Closing Date shall remain Tenant's Property after the Closing Date. All accounts receivable, loans receivable and other receivables of Tenant, whether derived from operation of the Property or otherwise, shall remain the Property of Tenant after the Closing Date. Tenant shall retain full responsibility for the collection thereof. Landlord shall assume responsibility for the billing and collection of payments on account of services rendered by it on and after the Closing Date. In order to facilitate Tenant's collection efforts, Tenant agrees to deliver to Landlord, within a reasonable time after the Closing Date, a schedule identifying all of those private pay balances owing for the month prior to the Closing Date and Landlord agrees to apply any payments received which are specifically designated as being applicable to services rendered prior to the Closing Date to reduce the pre-Closing Date balances of said patients by promptly remitting said payments to Tenant. Landlord shall retain all other payments received as being applicable to services rendered after the Closing Date. Landlord shall cooperate with Tenant in Tenant's collection of its pre-Closing accounts receivable. Landlord shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Tenant. Landlord shall remit to Tenant or its assignee those portions of any payments received by Landlord which are specifically designated as repayment or reimbursement arising out of cost reports filed for the cost reporting periods ending on or prior to the Closing Date.

      21.7. Residents. With respect to residents at the Property on the Closing Date, Landlord and Tenant agree as follows:

                  (a) With respect to Medicare and Medicaid residents, Landlord and Tenant agree payment for in-house residents covered by Medicare or Medicaid on the Closing Date will be made (on a per diem basis) by Medicare or Medicaid under current regulations directly to Tenant for services rendered at the Property prior to the Closing Date. Said payments shall be the sole responsibility of Tenant and Landlord shall in no way be liable therefore. After the Closing Date, Landlord and Tenant shall each have the right to review supporting books, records and documentation that are in the possession of the other relating to Medicaid or Medicare payments.

                  (b) If, following the Closing Date, Landlord receives payment from any state or federal agency or third-party provider that represents reimbursement with respect to services provided at the Property prior to the Closing Date, Landlord agrees that it shall remit such payments to Tenant. A copy of the appropriate remittance shall accompany payments by Landlord to Tenant.

      21.8. Additional Documents. In addition to the obligations required to be performed hereunder by Tenant and Landlord on and after the Closing Date, Tenant and Landlord agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing Date such other instruments, documents and materials, as the other may reasonably request in order to effectuate the consummation of the transaction contemplated herein.

      21.9. Tenant Indemnity. Tenant for itself, its successors and assigns hereby indemnifies and agrees to defend and hold Landlord and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) which any of them may suffer as a result of the breach by Tenant in the performance of any of its commitments, covenants or obligations under this Article XXI, or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use by Tenant of the Property during the term of this Lease or for any liability which may arise from operation of the Property as an acute care hospital during the term of this Lease, including without limitation, any amounts due or to be reimbursed to any governmental authority based upon any audit or review of Tenant or of the hospitals or the operation thereof and pertaining to the period prior to the Closing Date or any amounts recaptured under Title XIX based upon applicable Medicaid/Medicare recapture regulations. The rights of Landlord under this paragraph are without prejudice to any other remedies not inconsistent herewith which Landlord may have against Tenant pursuant to the terms of this Lease. The foregoing indemnity shall survive the expiration or termination of this Lease, whether due to lapse of time or otherwise.

      21.10. Landlord Indemnity. So long as the termination of this Lease is not due to a default by Tenant hereunder, Landlord for itself, its successors and assigns hereby indemnifies and agrees to defend and hold Tenant and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) which any of them may suffer as a result of the breach by Landlord in the performance of any of its commitments, covenants or obligations under this Article XXI, or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use of the Property after the term of this Lease or for any liability which may arise from operation of the Property as an acute care hospital after the term of this Lease. The rights of Tenant under this paragraph are without prejudice to any other remedies not inconsistent herewith which Tenant may have against Landlord pursuant to the terms of this Lease or otherwise.

      21.11. Offset Rights. Landlord shall have the right to offset against any monies due Tenant pursuant to the terms of this Article XXI, any amounts due by Tenant to Landlord pursuant to this Lease or due by Tenant to any third party, including without limitation any amounts due for, utilities, insurance premiums, payroll obligations or any other obligation arising from the Property.

      21.12. No Waiver. Anything to the contrary contained in this Article XXI notwithstanding, in the event of termination of this Lease is due to a default by Tenant hereunder, none of the provisions of this Article XXI shall in any way limit, reduce, restrict or modify the rights granted to Landlord.

      21.13. Cooperation. Landlord and Tenant agree to cooperate with each other in order to effectuate the terms and provisions of this Article XXI.

                                  ARTICLE XXII
                       LIMITATION OF LANDLORD'S LIABILITY

      22.1. Limitation of Landlord's Liability. In the event of any conveyance or other divestiture of title to the Property the grantor or the person who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person who otherwise succeeds to title shall be deemed to have assumed the covenants and obligations of Landlord thereafter accruing hereunder and shall then be Landlord under this Lease. Notwithstanding anything to the contrary provided in this Lease, if Landlord or any successor in interest of Landlord shall be an individual, partnership, limited liability company, corporation, trust, tenant in common or mortgagee, there shall be absolutely no personal, corporate or entity liability on the part of Landlord or any individual or member of Landlord or any manager, stockholder, director, officer, employee, partner or trustee of Landlord with respect to the terms, covenants or conditions of this Lease, and Tenant shall look solely to the interest of Landlord in the Leased Property for the satisfaction of each and every remedy which Tenant may have for the breach of this Lease; such exculpation from personal, corporate or entity liability to be absolute and without any exception, whatsoever.

                                  ARTICLE XXIII
                            TENANT OPTION TO PURCHASE

      Upon the condition that Tenant has exercised Tenant's option to renew as provided in Section 1.2 hereof, and provided that Tenant is not in default hereunder, Tenant shall have the option to purchase the Hospital Properties (this "Option") upon each and all of the following terms:

      (a) Tenant gives to Landlord, and Landlord actually receives, on a date which is at least six (6) and not more than nine (9) months prior to expiration of the Lease term as extended by the exercise of the renewal option. If said notification of the exercise of this Option is not so given and received, this Option shall automatically terminate and be of no further force and effect.

      (b) The purchase price for the Hospital Properties shall be the fair market value thereof. The parties agree to meet within thirty (30) days of the exercise of notice of the exercise of this Option and attempt to agree upon the fair market value of the Hospital Properties, which if agreed upon shall constitute the purchase price. If the parties are unable to agree, then each shall appoint an appraiser with not less than five (5) years experience in the valuation of hospital properties, the two appraisers shall appoint a third appraiser. Each appraiser shall separately appraise the Hospital Properties. The three appraisals shall then be averaged, the appraisal which deviates the most from the average shall be disregarded and the remaining two appraisals and the average of the three appraisals shall then be averaged, the resulting average shall be deemed the fair market value and shall constitute the purchase price.

      (c) The Hospital Properties shall be transferred in "As Is" "Where Is" condition free of any liens other than for real estate taxes and installments of special assessments not yet due and payable and any other lien which is the obligation of the Tenant under this Lease.

      (d) The closing date for the sale of the Hospital Properties shall be the date of expiration of the Lease term as extended by the exercise of the renewal option, or such other date as the parties may agree upon.

      (e) Any dispute with respect to this Option shall be resolved in accordance with Section 20.22 hereof.

                                    EXECUTION

      IN WITNESS THEREOF, Landlord and Tenant have executed this Lease in one or more counterparts which, taken together, shall constitute one agreement.

                                      TENANT
                                      Integrated Healthcare Holdings, Inc.

                                      /s/ Bruce Mogel
                                      ------------------------------------------
                                      By:    Bruce Mogel

                                      Its:   Chief Executive Officer

                                      LANDLORD
                                      Pacific Coast Holdings Investment, LLC

                                      /s/ Dr. Anil Shah
                                      ------------------------------------------
                                      By:    Dr. Anil Shah

                                      Its:   Co-manager

                                    EXHIBIT A

HOSPITAL PROPERTIES

Western Medical Center-Santa Ana
1001 North Tustin Avenue
Santa Ana, CA 92705
Together with the Administrative Building located at 1301 N. Tustin Ave.
Santa Ana, CA

Western Medical Center-Anaheim
1025 South Anaheim Boulevard
Anaheim, CA 92805
Together with the parking lot located at 979 S, Anaheim Blvd.
Anaheim, CA 92805

Coastal Communities Hospital
2701 South Bristol Street
Santa Ana, CA 92704

MEDICAL OFFICE BUILDING PROPERTIES

Doctor's Hospital MOB (Coastal)
1901/1905 N. College Ave.
Santa Ana, CA 92706

AFTER ACQUIRED MOB PROPERTY TO BE ADDED TO LEASE
(SEE ARTICLE III)
Hospital Department (WMCSA)
Condo Units 1, 2, 3, 4, 5, 6, 7, 8, 11, 12, 118, 120, 121, 201, 202, 203, 204,
213, 214, 216, 218, and 225 located in 999 North Tustin Ave.
Santa Ana, CA 92705

                     AMENDMENT NO. 1 TO TRIPLE NET HOSPITAL
                        AND MEDICAL OFFICE BUILDING LEASE

         THIS AMENDMENT NO. 1 TO TRIPLE NET HOSPITAL AND MEDICAL OFFICE BUILDING LEASE ("AMENDMENT #1") is made to be effective as of March 8, 2005 ("EFFECTIVE DATE") by and among PACIFIC COAST HOLDINGS, LLC, a California limited liability company ("LANDLORD") and INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation ("TENANT").

                                    RECITALS

         A. Landlord and Tenant are parties to that certain TRIPLE NET HOSPITAL AND MEDICAL OFFICE BUILDING LEASE dated March 7, 2005 ("LEASE"). Capitalized terms not defined in this Amendment #1 have the same meaning as set forth in the Lease.

         B. Tenant (as "BORROWER") intends to borrow the Operating Loan and Real Estate Loan from Medical Provider Financial Corporation II ("LENDER"). The Operating Loan and the Real Estate Loan are each due and payable in full on that date which is two (2) years from closing (for each Loan, the "MATURITY DATE"). As part of its securitization package for the Operating Loan and Real Estate Loan, Lender requires that the term of the Lease with respect to the MOB Properties extend be for a period of at least two (2) years beyond the Maturity Date.

         C. Landlord and Tenant desire to amend the Lease, on the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for other good and valuable consideration, the undersigned agree as follows:

         1. Recitals. The foregoing Recitals are incorporated by reference as if fully set forth herein.

         2. Amendment to Lease. Section 1.3 is hereby deleted in its entirety and replaced with the following new Section 1.3:

         1.3 MOB Properties Lease Term. The term of this Lease for the MOB Properties shall be four (4) years, commencing upon the closing of the Tenent Transaction and acquisition of the MOB Properties by Landlord (the "MOB Commencement Date") and shall terminate ("MOB Termination Date") on the last day of the month following expiration of the fourth
         (4th) anniversary from the MOB Commencement Date.

         3. Lease to Remain in Force and Effect. Except as amended by this Amendment #1, the Lease shall remain in force and effect. In the event of any inconsistency between this Amendment #1 and the Lease, this Amendment #1 shall prevail.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 on the Effective Date in Los Angeles, California.

LANDLORD                                    TENANT
PACIFIC COAST HOLDINGS,                     INTEGRATED HEALTHCARE
LLC, a California limited                   HOLDINGS, INC., a Nevada
company,                                    limited liability company,

By: /s/ Dr. Anil Shah                       By: /s/ Bruce Mogel
Name:___________________                    Name:_____________________
Title:____________________                  Title:______________________

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